Exhibit (10)MM

Amendment
to
Target Corporation Deferred Compensation Trust Agreement
(As Amended and Restated Effective January 1, 2009)

This Amendment is made to the Target Corporation Deferred Compensation Trust Agreement (As Amended and Restated Effective January 1, 2009) (the “Trust Agreement”) by and between Target Corporation, a Minnesota corporation (the “Company”) and State Street Bank and Trust Company (the “Trustee”).
WHEREAS, the Company desires to amend the definition of a covered Plan under the Trust Agreement to eliminate inclusion of both awards issued under the Company’s Long Term Incentive Plan that are treated as “deferred compensation” under Section 409A of the Internal Revenue Code, and Board of Director consulting fees.
NOW, THEREFORE, the parties hereby amend the Trust Agreement, as follows:
1.Section 1(f)(5) is amended effective January 1, 2009 by changing the cross reference contained therein from “Section 13(e)” to “Section 13(f).”
2.Appendix A is amended and restated effective October 1, 2017 to read as follows:
APPENDIX A

The following plans maintained by Company or any other Employer which has indicated in writing its acceptance of the Trust to Trustee and Company are “Plans” covered by the Deferred Compensation Trust Agreement:

•	Target Corporation Officer EDCP (formerly known as Target Corporation Deferred Compensation Plan--Senior Management Group)

•	Target Corporation DDCP (formerly known as Target Corporation Director Deferred Compensation Plan)

•	Target Corporation EDCP (formerly known as Executive Deferred Compensation Plan)

•	Officer Deferred Compensation Plan

•	SPP I (formerly known as Supplemental Pension Plan I)

•	SPP II (formerly known as Supplemental Pension Plan II)

•	SPP IV (formerly known as Supplemental Pension Plan IV)

•	SPP V (formerly known as Supplemental Pension Plan V)

•	Pilot Supplemental Pension

•	Individual deferred compensation agreements to the extent the agreement requires the obligation to be funded under a rabbi trust.

In addition, the following programs are also “Plans,” but solely with respect to individuals whose employment or directorship with the Employers has terminated prior to the date a contribution is required under Section 1(f) due to a potential Change of Control:

•	Executive Survivor Benefit Plan

•	Income Continuation Plan (formerly known as the Income Continuance Policy or the SMG Income Continuance Policy)

•	Excess Long Term Disability Plan

3.	Appendix B is amended and restated effective October 1, 2017 to remove, without replacement, the definitions for Supplemental Pension Plan III and Board of Director Consulting Fee.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers this 25th day of October, 2017.

COMPANY By: /s/ Stephanie Lundquist Name: Stephanie Lundquist Title: EVP & Chief HR Officer	TRUSTEE By: /s/ Jason Landry Name: Jason Landry Title: Vice President